UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 28, 2006

IDEARC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, DFW Airport, Texas 75261

(Address of principal executive offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director, Change in Audit Committee Membership

Effective as of December 28, 2006, the board of directors of Idearc Inc. (the “Company”) expanded the number of directors of the Company from six to seven, and elected Mr. Jerry V. Elliott to the board of directors to fill the newly created vacancy. The board of directors also named Mr. Elliott to the Audit Committee of the board of directors, and accepted the resignation of Mr. Thomas Rogers from the Audit Committee. Mr. Rogers remains on the Company’s full board of directors.

The board of directors has determined that Mr. Elliott meets the independence requirements of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934. The board of directors also determined that Mr. Elliott is financially literate.

Mr. Elliott currently serves as President, Chief Executive Officer, and as a director of Global Signal, Inc. Prior to his current position, he served as President and as a director of Citizens Communications Company. Mr. Elliott has also been a Managing Director of Media and Communications at Morgan Stanley’s Investment Banking Group, a partner at the law firm of Shearman & Sterling, and an accountant at Arthur Andersen. Mr. Elliott has a BBA in Accounting and Finance and a JD from Baylor University, along with an LLM in Taxation from New York University.

The Company will compensate Mr. Elliott in a manner consistent with its director compensation program, the terms of which are disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2006. Under the terms of the program and as an initial inducement to serve on the board of directors, Mr. Elliott will receive a one-time equity award in the form of restricted stock having a value of $170,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.

By:	/s/ William G. Mundy
	Name:	William G. Mundy
	Title:	Executive Vice President, General Counsel and Secretary

Date: January 3, 2007

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